                                                                         LLC INTEREST PURCHASE AGREEMENT

 This LLC Interest Purchase Agreement (the Agreement) is made and entered into as of the 20th day of November, 2017, by and between Clikia Corp., a Nevada corporation (Purchaser), and Godwin Revocable Living Trust, dated September 13, 2010 (Seller).

 WHEREAS, Seller owns 45% of the outstanding limited liability company interests of LiveSpeed Baton Rouge #2, LLC, a Louisiana limited liability company (LSB #2), the limited liability company interests of LSB #2 owned by Seller being referred to herein as the Subject Securities; and

 WHEREAS, Seller desires to sell the Subject Securities to Purchaser, and Purchaser desires to purchase the Subject Securities from Seller, on the terms and conditions set forth in this Agreement.

 WHEREFORE, for good and adequate consideration and subject to all of the terms and conditions herein contained, it is agreed, between Purchaser and Seller, as follows:

 1. Definitions. As used herein, the following terms have the following meanings:

  1.01 Affiliate. Affiliate means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

  1.02 Closing. Closing means the time of consummation of the transactions contemplated in this Agreement.

  1.03 Code. Code means the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder.

  1.04 Person. Person means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

  1.05 Purchase Price. Purchase Price means the consideration described in Section 3 and delivered by Purchaser to purchase all of the Subject
Securities.

  1.06 Subject Securities. Subject Securities means the outstanding limited liability company interests of LSB #2 that are the subject of this
Agreement.

  1.07 1933 Act. 1933 Act means the Securities Act of 1933, as amended.

 2. Purchase and Sale of Subject Securities. Purchaser hereby purchases from Seller, and Seller hereby sells to Purchaser, all of the Subject Securities for the consideration set forth in Section 3.

 3. Consideration. In payment of the Subject Securities, Purchaser shall pay to Seller the sum of $60,000.00, payable by (a) the delivery of a promissory note payable to Seller, face amount $60,000.00 (the Purchaser Note), in the form attached hereto as Schedule 3, and (b) 2,500,000 shares of Purchaser's common stock
(the Purchaser Common Stock) (collectively, the Purchaser Note and the Purchaser Common Stock are referred to as the Purchase Price).

 4. Closing.

  4.01 Closing; Closing Date. The Closing of the transactions contemplated by this Agreement shall take place on November 17, 2017, at 11:00 a.m.
(Central Time), at Seller's place of business, or such other date and time as the parties may agree (the Closing Date). The parties agree that the Closing may take place via telephonic and electronic means; specifically, the parties may attend by telephone and documents may be signed via e-mail or facsimile with the signatures so obtained being deemed original signatures.

  4.02 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions contained herein:

   (a) Deliveries of Purchaser.

    (1) Purchaser shall deliver the Purchaser Note; and

    (2) Purchaser shall deliver the Purchaser Common Stock; and

    (3) Purchaser shall deliver a duly executed Amendment of Limited Liability Company Agreement of LSB #2 and Member Consent, in the
form of Schedule 4.02(a) attached hereto.

   (b) Deliveries of Seller.

    (1) Seller shall deliver a duly executed Assignment of Limited Liability Company Interests, in the form of Schedule 4.02(b)
attached hereto; and

    (2) Seller shall deliver a duly executed Amendment of Limited Liability Company Agreement of LSB #2 and Member Consent, in the
form of Schedule 4.02(a) attached hereto.

 5. Representations and Warranties with Respect to LSB #2. Seller represents and warrants to Purchaser that, to the Knowledge of Seller:

  5.01 Ownership of the Subject Interests. Seller is the sole owner of the Subject Securities and will transfer the Subject Securities to Buyer with good, marketable and insurable title, free and clear of any and all liens and encumbrances.

  5.02 Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority with respect to itself.

  5.03 Representations as to Purchaser Common Stock. Seller represents and warrants that it has been provided copies of, and had an opportunity to review, Purchaser's most recent Annual Report for the year ended March 31, 2017, and Purchaser's Quarterly Report for the three months ended June 30, 2017, filed with
OTC Markets Group, Inc. (collectively, the OTC Filings). In addition, Seller represents and warrants that it has been provided a copy of, and had an opportunity to review, Purchaser's Offering Circular under Regulation A (the Offering Circular) filed with Securities and Exchange Commission (the SEC).

  Seller hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the principals of Purchaser regarding
Purchaser and the disclosures contained in the OTC Filings and the Offering Circular, as well as in any other documents filed by Purchaser with OTC Markets Group,
Inc. and the SEC.

  Further, Seller understands and acknowledges that Purchaser is a development-stage company and may never earn a profit.

  5.04 Investment Purpose. Seller is acquiring the Purchaser Note and the Purchaser Common Stock for Seller's own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.
Seller agrees not to sell, hypothecate or otherwise transfer the Purchaser Note or the Purchaser Common Stock, unless the Purchaser Note and/or the Purchaser Common
Stock shall have been registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to Purchaser, an exemption from such law is available.

  5.05 Status of Seller. Seller is an accredited investor as that term is defined in Regulation D of the Rules and Regulations of the SEC.

  5.06 Legend. Seller understands that the Purchaser Note and the certificate(s) representing the Purchaser Common Stock shall bear a restrictive legend in substantially the following form:

   THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933,
   AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED
   TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

  5.07 No Other Representations. Except as and to the extent expressly set forth in this Agreement, Seller makes no representations or warranties whatsoever to Purchaser and hereby disclaims all representations and warranties, express or implied. Specifically, Seller makes no representations or warranties, express or implied, with respect to the business, assets and liabilities of LSB #2.

 6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

  6.01 Corporate Existence and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of
Nevada. Purchaser has all requisite powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

  6.02 Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby are within the requisite powers of Purchaser and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar applicable laws affecting the rights and remedies of creditors generally and general principles of equity. The Purchaser Note has been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be a validly issued and binding obligation of Purchaser.

  6.03 Governmental Authorization. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority.

  6.04 Non-contravention. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and will not (a) violate the Articles of Incorporation, as amended, or bylaws of Purchaser or (b) require any consent or other action by any person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a material default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Purchaser is entitled under any provision of any material agreement or other material instrument binding upon Purchaser or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Purchaser.

  6.05 Transaction-Related Fees. There is no investment banker, broker, finder, financial advisor or other similar intermediary that has been retained by, or is authorized to act on behalf of, Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated by this
Agreement.

  6.06. Representations as to LSB #2. Purchaser represents and warrants to Seller that Purchaser has performed a legal and assets/liability investigation of LSB #2 and has full knowledge and understanding of the assets, liabilities and prospects of LSB #2.

  6.07 Representations as to Purchaser Common Stock. Purchaser shall assure that the Purchaser Common Stock to be issued and sold hereunder, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of Purchaser, will be issued in compliance with applicable state and federal laws

  6.08 Delivery of Disclosure Documents. Purchaser has made available to Seller true and complete copies of the OTC Filings. Purchaser is engaged in all material respects only in the business described in the OTC Filings and the OTC Filings, taken together, contain a complete and accurate description in all material respects of the business of Purchaser.

  6.09 Financial Condition. As of the date of this Agreement, Purchaser does not possess sufficient funds with which to pay the Purchaser Note and
Purchaser is unable to make any assurance that it will ever possess such amount of funds.

  6.10 No Integrated Offering. Neither Purchaser nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Purchaser security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Purchaser on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Subject Securities under the 1933
Act.

  6.11 Private Placement. The offer and sale of the Purchaser Note to Seller as contemplated hereby is exempt from the registration requirements of the 1933 Act.

  6.12 Disclosures. The written materials delivered to Seller in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

 7. Covenants of Purchaser and Seller. Purchaser and Seller agree that, subject to the terms and conditions of this Agreement, Purchaser and Seller will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things with their control that are necessary or desirable under applicable law to consummate the transactions contemplated by this Agreement.

 8. Conditions to the Obligations of the Parties.

  8.01 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions contemplated herein is subject to the satisfaction of the following further conditions, any of which may be waived by Purchaser:

   (a) No provision of any applicable law and no judgment, injunction, order or decree of any governmental authority of competent jurisdiction shall have prohibited the consummation of the transactions contemplated herein.

   (b) Seller shall have performed, in all material respects, all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

   (c) The representations and warranties of Seller contained in this Agreement shall be true and correct immediately before the Closing Date.

  8.02 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated herein are subject to the satisfaction of the following further conditions, any of which may be waived by Seller:

   (a) No provision of any applicable law and no judgment, injunction, order or decree of any governmental authority of competent jurisdiction shall have prohibited prohibit the consummation of the transactions contemplated herein.

   (b) Purchaser shall have performed, in all material respects, all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

   (c) The representations and warranties of Purchaser contained in this Agreement (1) shall be true at and as of the Closing Date as if made at and as of such time (except as to such representations and warranties made as of a specific date, which shall have been true at and as of such date), and
(2) shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except as to such representations and warranties made as of a specific date, which shall have been true in all material respects at and as of such date).

 9. Indemnification. From and after the Closing Date, Purchaser agrees to pay, protect and defend, with counsel of Purchaser's choice, but acceptable to Seller, which acceptance shall not be unreasonably withheld, and does hereby agree to indemnify, and hold harmless, Seller against (a) any claim, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach or failure by Purchaser to perform any of its warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement, and (b) any action, proceeding, suit, settlement, assessments or judgment directly or indirectly arising out of or incident to any of the matters indemnified against in this Section 9. The provisions of this Section 9 shall survive the Closing.

 10. Termination.

  10.01 Termination. This Agreement may be terminated and the transaction may be abandoned at any time prior to the Closing Date:

   (a) by mutual written agreement of Purchaser and Seller;

   (b) by either Purchaser or Seller, if the transactions contemplated herein have not been consummated on or before December 31, 2017;
provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the transactions to be consummated by such time;

   (c) by Purchaser, if Seller fails to comply with any of its covenants or agreements contained herein, or breaches any of its representations and warranties contained herein, which failure to comply or breach is not cured within 5 days after receipt by Seller from Purchaser of written notice specifying such failure to comply or breach, and such failure to comply or breach would result in the failure to satisfy the conditions to Closing set forth in Section 8.01; or

   (d) by Seller, if Purchaser fails to comply with any of its covenants or agreements contained herein, or breaches any of its representations and warranties contained herein, which failure to comply or breach is not cured within 5 days after receipt by Purchaser from Seller of written notice specifying such failure to comply or breach, and such failure to comply or breach would result in the failure to satisfy the conditions to Closing set forth in Section 8.02.

  The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other parties.

  10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01(c) or Section 10.01(d), such breaching party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section 10.02 shall survive any termination hereof pursuant to Section 10.01.

 11. Miscellaneous.

  11.01  Transaction Costs. Each party shall bear all legal, accounting and other expenses incurred by such party in connection with this Agreement and the other agreements and transactions contemplated hereby.

  11.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

   if to Purchaser, to:  Clikia Corp.
       7117 Florida Boulevard
       Suite 203
       Baton Rouge, Louisiana 70806

   if to Seller, to:  Godwin Revocable Living Trust, dated September 13, 2010
       305 North I-35E
       Desoto, Texas 75115

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

  11.03  No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

  11.04 Amendments and Waivers.

   (a) Any provision of this Agreement may be amended or waived prior to the Closing Date, if, but only if, such amendment or waiver is in writing and is signed by the party against whom the waiver is to be effective.

   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

  11.05  Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

  11.06 Binding Effect; Benefit; Assignment.

   (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

   (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

  11.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law rules of such state.

  11.08  Dispute Resolution.

   (a)  Negotiation. If a dispute arises out of or relates to this Agreement or the breach thereof, within five (5) days of receipt of written notice of a dispute, the parties shall attempt in good faith to resolve such dispute by negotiation among senior executives who have authority to settle the controversy;

   (b)  Mediation. If the dispute cannot be settled through such negotiations, the parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 5 day period set forth in 11.08(a), in Dallas, Texas, under the Commercial Mediation Rules of the American
Arbitration Association (AAA).
   (c)  Arbitration. If the dispute cannot be settled by mediation as set forth in Section 11.08(b), the parties agree to submit the dispute to binding arbitration in Dallas, Texas, under applicable Texas and Federal law. The arbitration provided for in this Section 11.08(c) shall be conducted under the auspices of the AAA, utilizing the AAA's applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or federal court of the State of Texas could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. The Arbitrator's decision shall be issued with findings of fact and conclusions of law and shall be non-appealable and any award may be entered as a judgment in any court of competent jurisdiction. Notwithstanding anything in this Section 11.08 to the contrary, the losing party in a dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.

  11.09 Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when executed by Purchaser and Seller.

  11.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

  11.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

  11.12 Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument under this Agreement shall survive the Closing. This Section 11.12 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after Closing.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

  PURCHASER:     SELLER:

  CLIKIA CORP.     GODWIN REVOCABLE LIVING TRUST,
         dated September 13, 2010

  By: /s/ DAVID LOFIN    By: /s/ JAMES N. GODWIN
      David Loflin        James N. Godwin
      CEO          Trustee

        By: /s/ JODI GODWIN
            Jodi Godwin
            Trustee